UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2025

RumbleOn, Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-38248	46-3951329
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

901 W. Walnut Hill Lane, Suite 110A
Irving, Texas	75038
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (214) 771-9952

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, $0.001 par value	RMBL	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 31, 2025, RumbleOn, Inc. (the “Company”) provided notice of termination to Tiffany Kice, Chief Financial Officer of the Company, effective as of April 2, 2025. Pursuant to and in accordance with that certain employment agreement by and between Ms. Kice and the Company effective as of June 24, 2024, the Company expects to enter into a separation agreement with Ms. Kice. Michael Quartieri, Chairman of the Company’s Board of Directors and Chief Executive Officer, will serve as the Interim Chief Financial Officer until a replacement has been identified and appointed.

On March 31, 2025, the Company provided notice of termination to Brandy Treadway, Chief Legal Counsel of the Company, effective as of April 2, 2025. Pursuant to and in accordance with that certain employment agreement by and between Ms. Treadway and the Company effective as of February 12, 2024, the Company expects to enter into a separation agreement with Ms. Treadway.

The Company will file an amendment to this Current Report on Form 8-K once the separation agreements with Ms. Kice and Ms. Treadway are executed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RUMBLEON, INC.

Date: April 2, 2025	By:	/s/ Michael Quartieri
Michael Quartieri
Chief Executive Officer

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